UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2026
MOODY’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 553-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES		4

Item 5.07, "Submission of Matters to a Vote of Security Holders"

The voting results for the matters voted on at the 2026 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 14, 2026 are as follows:
1.Ten directors were elected to serve one-year terms expiring at the Company's 2027 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	142,443,068	7,757,466	454,767	9,013,397
Sumit Dhawan	149,319,522	1,024,964	310,815	9,013,397
Thérèse Esperdy	147,102,742	3,039,704	512,855	9,013,397
Robert Fauber	149,753,653	596,636	305,012	9,013,397
Vincent A. Forlenza	143,563,587	6,664,006	427,708	9,013,397
Jose M. Minaya	148,411,459	1,728,221	515,621	9,013,397
Lisa P. Sawicki	149,903,188	444,497	307,616	9,013,397
Leslie F. Seidman	140,759,722	9,552,703	342,876	9,013,397
Zig Serafin	148,061,779	2,239,145	354,377	9,013,397
Bruce Van Saun	146,554,484	3,623,462	477,355	9,013,397

2.The ratification of KPMG LLP as the independent registered public accounting firm of the Company for the year 2026 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
157,020,483	2,356,894	291,321	-

3.The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
144,903,362	5,098,773	653,166	9,013,397

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY'S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Managing Director, Corporate Governance, Securities and Corporate Secretary

Date: April 16, 2026
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